Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION FOR THE PURPOSES OF ARTICLE 7 OF THE MARKET ABUSE REGULATION (EU) NO. 596/2014

9 August 2018

RECOMMENDED CASH OFFER

for

VERNALIS PLC

by

LIGAND HOLDINGS UK LTD.
(a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated)

Summary

•
The Boards of Vernalis plc (Vernalis) and Ligand Holdings UK Ltd. (Ligand UK) are pleased to announce that they have reached agreement on the terms of a recommended cash offer for Vernalis by Ligand UK pursuant to which Ligand UK will acquire the entire issued and to be issued share capital of Vernalis (the Acquisition).

•
Ligand UK is a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated (Ligand). Ligand is a NASDAQ listed biopharmaceutical company focused on developing or acquiring technologies that help pharmaceutical companies discover and develop medicines.

•	It is intended that the Acquisition will be effected by means of a Court-sanctioned scheme of arrangement between Vernalis and the Vernalis Shareholders under Part 26 of the Companies Act 2006.

•	Under the terms of the Acquisition, Vernalis Shareholders will be entitled to receive:

6.2 pence in cash for each Vernalis Share

which values the entire issued share capital of Vernalis at approximately £32.67 million.

•
Vernalis ADS Holders will receive consideration paid under the terms of the Acquisition in respect of the Vernalis Shares underlying their Vernalis ADSs in accordance with the terms of the Deposit Agreement upon surrender of their Vernalis ADSs. Each Vernalis ADS represents two Vernalis Shares. Vernalis ADS Holders will be notified regarding the Acquisition in due course.

•	The price of 6.2 pence per Vernalis Share represents a premium of approximately:

◦
45.7 per cent. to the Closing Price of 4.3 pence per Vernalis Share as at 14 March 2018, being the last Business Day before the Vernalis Directors announced the commencement of the formal sale process for Vernalis under the terms of the Code;

◦	29.1 per cent. to the volume weighted average price of 4.8 pence per Vernalis Share for the 30 days ended 14 March 2018; and

◦	1.7 per cent. to the volume weighted average price of 6.1 pence per Vernalis Share for the three months ended 14 March 2018.

•	The Acquisition follows the Ligand Group’s stated strategy to focus on acquiring technologies that help pharmaceutical companies discover and develop medicines.

•	The Acquisition will be funded entirely from the Ligand Group’s existing cash resources.

•
The Vernalis Directors, who have been so advised by Evercore as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. Evercore is providing independent financial advice to the Vernalis Directors for the purposes of Rule 3 of the Code. In providing its financial advice to the Vernalis Directors, Evercore has taken into account the commercial assessments of the Vernalis Directors.

•
Accordingly, the Vernalis Directors intend to recommend unanimously that Vernalis Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Acquisition at the Vernalis General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of such Takeover Offer). Each of Dr. Peter Fellner, Ian Garland, David Mackney, Carol Ferguson and Nigel Sheail have irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and in favour of the resolutions relating to the Acquisition at the Vernalis General Meeting in respect of their own beneficial holdings of Vernalis Shares, amounting to, in aggregate, 2,447,817 Vernalis Shares representing approximately 0.464 per cent. of Vernalis’ share capital in issue on 8 August 2018 (being the latest practicable date before the release of this announcement). Further details are set out in Appendix 3 to this announcement.

•
In addition to the irrevocable undertakings received from each of Dr. Peter Fellner, Ian Garland, David Mackney, Carol Ferguson and Nigel Sheail, Ligand UK has received irrevocable undertakings from IAML and Woodford Investment Management, Vernalis’ two largest shareholders, representing, in aggregate, approximately 66.85 per cent. of Vernalis’ share capital in issue on 8 August 2018 (being the latest practicable date before the release of this announcement) to vote in favour of the Scheme at the Court Meeting and in favour of the resolutions relating to the Acquisition at the Vernalis General Meeting, or in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of such Takeover Offer. Further details are set out in Appendix 3 to this announcement.

•
The Acquisition is subject to a number of Conditions and further terms, including the approval of the Scheme by the Vernalis Shareholders by the requisite majorities and the sanctioning of the Scheme by the Court. The Conditions are set out in full at Appendix 1 to this announcement.

•
The Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and the Vernalis General Meeting, together with the Forms of Proxy, will be published as soon as practicable and, in any event, within 28 days of this announcement.

•	Commenting on the Acquisition, Dr. Peter Fellner, Chairman of Vernalis, said:

“On behalf of the Board, following the formal sale process that the business initiated in March this year, I am pleased to recommend the acquisition of Vernalis by the Ligand Group to all Vernalis Shareholders. The Board was pleased with the interest the Company received as part of the formal sale process and believes the cash offer from the Ligand Group represents the best value for all Vernalis shareholders.”

•	finnCap and MTS are acting as financial advisers to Ligand UK in respect of the Acquisition. Latham & Watkins LLP is acting as legal adviser to Ligand UK.

•
Evercore is acting as financial adviser to Vernalis in respect of the Acquisition. Canaccord Genuity is acting as Nominated Adviser and broker to Vernalis in respect of the Acquisition. Covington & Burling LLP is acting as legal adviser to Vernalis in respect of the Acquisition.

This summary should be read in conjunction with, and is subject to, the full text of this announcement (including the Appendices). The Acquisition will be subject to the Conditions and certain further terms set out in Appendix 1 to this announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 contains the bases and sources of certain information used in this summary and this announcement. Appendix 3 contains details of the irrevocable undertakings received in relation to the Acquisition that are referred to in this announcement. Appendix 4 contains definitions of certain terms used in this summary and this announcement.

Market Soundings

Market soundings, as defined in the Market Abuse Regulation, were taken in respect of the Acquisition with the result that certain persons became aware of inside information, as permitted by the Market Abuse Regulation. That inside information is set out in this announcement. Therefore, those persons that received inside information in a market sounding are no longer in possession of inside information relating to Vernalis and Ligand and their respective securities.

Enquiries

Vernalis plc Ian Garland, Chief Executive Officer David Mackney, Chief Financial Officer

Canaccord Genuity Limited (Nominated Adviser and broker to Vernalis) Henry Fitzgerald-O’Connor Emma Gabriel

Evercore (Financial adviser to Vernalis) Julian Oakley Alan Beirne

Ligand Pharmaceuticals Incorporated Matthew Korenberg Todd Pettingill	1 858 550 7500
finnCap Ltd (Financial adviser to Ligand UK) Henrik Persson Giles Rolls Max Bullen-Smith

MTS Securities, LLC (Financial adviser to Ligand UK) Mark Menkowski	1 212 887 2100
Important notices relating to financial advisers

Evercore, which is authorised and regulated by the FCA in the United Kingdom, is acting solely for Vernalis as financial adviser in relation to the matters referred to in this announcement and for no one else. Evercore will not be responsible to anyone other than Vernalis for providing the protections afforded to its clients or for providing advice in relation to the contents of this announcement or any arrangement referred to herein. Neither Evercore, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statue or otherwise) to any person other than Vernalis in connection with this announcement, any statement contained herein or otherwise. Evercore has given, and not withdrawn, its consent to the inclusion in this announcement of the references to its name and the advice it has given to Vernalis in the form and context in which they appear.

Canaccord Genuity, which is authorised and regulated by the FCA in the United Kingdom, is acting solely for Vernalis as Nominated Adviser and broker and for no one else in relation to the Acquisition, the content of this announcement and other matters described in this announcement, and will not be responsible to anyone other than Vernalis for providing the protections afforded to the clients of Canaccord Genuity or for providing advice to any other person in relation to the Acquisition, the content of this announcement or any other matters described in this announcement. Neither Canaccord Genuity, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statue or otherwise) to any person other than Vernalis in connection with this announcement, any statement contained herein or otherwise. Canaccord Genuity has given, and not withdrawn, its consent to the inclusion in this announcement of the references to its name in the form and context in which they appear.

finnCap, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to Ligand UK and for no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Ligand UK for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement. Neither finnCap, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of finnCap in connection with this announcement, any statement contained herein or otherwise. finnCap has given, and not withdrawn, its consent to the inclusion in this announcement of the references to its name in the form and context in which they appear.

MTS is acting exclusively as financial adviser to Ligand UK and for no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Ligand UK for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement. MTS is a US registered broker dealer and is not advising Ligand UK for the purposes of the Code. Neither MTS, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of MTS in connection with this announcement, any statement contained herein or otherwise.

Further information

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise. The Acquisition will be implemented solely pursuant to the terms of the Scheme Document (or, in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any response to the Acquisition should be made only on the basis of information contained in the Scheme Document. Vernalis Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been despatched.

Overseas jurisdictions

The release, publication or distribution of this announcement in or into jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their Vernalis Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another person to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This announcement has been prepared for the purpose of complying with English law, the rules of the London Stock Exchange, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England & Wales.

Unless otherwise determined by Ligand UK or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction, and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send such documents in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Vernalis Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to US holders of Vernalis Shares and Vernalis ADSs

The Acquisition relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under English company law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules. If, in the future, Ligand UK exercises the right to implement the Acquisition by way of a Takeover Offer and determines to extend such Takeover Offer into the United States, the Acquisition will be made pursuant to applicable UK tender offer rules and securities laws and otherwise in accordance with the requirements of the Code. Accordingly, any such Takeover Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments, that are different from those applicable to tender offers made in accordance with US procedures and law. Financial information included in this announcement and the Scheme Document has been or will be prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

It may be difficult for US holders of Vernalis Shares (and Vernalis ADS Holders) to enforce their rights and any claim arising out of the US federal securities laws, since Vernalis is located in a non-US jurisdiction, and some or all of their officers and directors may be residents of a non-US jurisdiction. US holders of Vernalis Shares and Vernalis ADS Holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgement.

Neither the SEC nor any securities commission of any state of the United States has approved the Acquisition, passed upon the fairness of the Acquisition or passed upon the adequacy or accuracy of this announcement. Any representation to the contrary is a criminal offence in the United States.

In accordance with normal UK practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Ligand UK or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Vernalis Shares outside the United States, other than pursuant to the Acquisition, until the date on which the Takeover Offer and/or Scheme becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK, will be reported to the Regulatory News Service of the London Stock Exchange and will be available on the London Stock Exchange website.

Forward-looking statements

This announcement contains statements about the Ligand Group and the Vernalis Group which are, or may be deemed to be, “forward-looking statements” and which are prospective in nature. All statements other than statements of historical fact included in this announcement may be forward-looking statements. They are based on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “predicts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects”, “future-proofing” or words or terms of similar substance or the negative of such words or terms, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Forward-looking statements may include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of the Ligand Group’s or the Vernalis Group’s operations and potential synergies resulting from the Acquisition; and (iii) the effects of global economic conditions and governmental regulation on the Ligand Group’s or the Vernalis Group’s business.

Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors may cause the actual results, performance or achievements of the Ligand Group or the Vernalis Group to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals. For a discussion of important factors which could cause actual results to differ from forward-looking statements in relation to the Ligand Group or the Vernalis Group, refer to the annual report and accounts of the Ligand Group for the financial year ended 31 December 2017 and of the Vernalis Group for the financial year ended 30 June 2017, respectively. Each of the Ligand Group and the Vernalis Group, and each of their respective members, directors, officers, employees, advisers and persons acting on their behalf, expressly disclaims any intention or obligation to update or revise any forward-looking or other statements contained in this announcement, whether as a result of new information, future events or otherwise, except as required by applicable law.

No member of the Ligand Group, nor the Vernalis Group, nor any of their respective associates, directors, officers, employees or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur.

Except as expressly provided in this announcement, no forward-looking or other statements have been reviewed by the auditors of the Ligand Group or the Vernalis Group. All subsequent oral or written forward-looking statements attributable to any member of the Ligand Group or Vernalis Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.

No profit forecast and profit estimate

No statement in this announcement is intended as a profit forecast or estimate for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for Vernalis for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Vernalis.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) of the Code applies must be made by no later than 3.30 pm (London time) on the 10th Business Day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8 of the Code. A Dealing Disclosure by a person to whom Rule 8.3(b) of the Code applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Code.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4 of the Code).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, Vernalis announces that its issued share capital consists of 526,986,000 ordinary shares of one pence each, all of which are admitted to trading on the London Stock Exchange's AIM market for listed securities. The ISIN for the Vernalis Shares is GB00B3Y5L754.

Vernalis has an American Depositary Receipts programme for which BNY Mellon Shareowner Services acts as depositary. One Vernalis ADS represents two underlying Vernalis Shares. Vernalis ADSs trade on the over-the-counter (OCT) market in the US. The trading symbol for these securities is VNLPY and the CUSIP number is 92431M206.

The total number of shares attracting voting rights in Vernalis is therefore 526,986,000.

Information relating to Vernalis Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Vernalis Shareholders and Vernalis ADS Holders, persons with information rights and other relevant persons for the receipt of communications from Vernalis may be provided to Ligand UK during the Offer Period as required under Section 4 of Appendix 4 to the Code to comply with Rule 2.11(c) of the Code.

Publication on website

A copy of this announcement will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, for inspection on the Ligand Group’s website at www.investorligand.com/Vernalisoffer and on Vernalis’ website at www.vernalis.com promptly and in any event by no later than 12 noon (London time) on the Business Day following the date of this announcement. For the avoidance of doubt the contents of those websites are not incorporated into, and do not form part of, this announcement.

Vernalis Shareholders may request a hard copy of this announcement, free of charge, by contacting Vernalis on +44 (0) 118 938 0015. Vernalis Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION FOR THE PURPOSES OF ARTICLE 7 OF THE MARKET ABUSE REGULATION (EU) NO. 596/2014

9 August 2018

RECOMMENDED CASH OFFER

for

VERNALIS PLC

by

LIGAND HOLDINGS UK LTD.
(a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated)

1.Introduction

The Boards of Vernalis plc (Vernalis) and Ligand Holdings UK Ltd. (Ligand UK) are pleased to announce that they have reached agreement on the terms of a recommended cash offer for Vernalis by Ligand pursuant to which Ligand will acquire the entire issued and to be issued share capital of Vernalis (the Acquisition).

Ligand UK is a wholly owned subsidiary of Ligand Pharmaceuticals Incorporated (Ligand). Ligand is a NASDAQ listed biopharmaceutical company focused on developing or acquiring technologies that help pharmaceutical companies discover and develop medicines.

2.The Acquisition

Under the terms of the Acquisition, Vernalis Shareholders will be entitled to receive:

6.2 pence in cash for each Vernalis Share

which values the entire issued share capital of Vernalis at approximately £32.67 million.

Vernalis ADS Holders will receive consideration paid under the terms of the Acquisition in respect of the Vernalis Shares underlying their Vernalis ADSs in accordance with the terms of the Deposit Agreement upon surrender of their Vernalis ADSs. Each Vernalis ADS represents two Vernalis Shares. Vernalis ADS Holders will be notified regarding the Acquisition in due course.

The price of 6.2 pence per Vernalis Share represents a premium of approximately:

•
45.7 per cent. to the Closing Price of 4.3 pence per Vernalis Share as at 14 March 2018, being the last Business Day before the Vernalis Directors announced the commencement of the formal sale process for Vernalis under terms of the Code;

•	29.1 per cent. to the volume weighted average price of 4.8 pence per Vernalis Share for the 30 days ended 14 March 2018 ; and

•	1.7 per cent. to the volume weighted average price of 6.1 pence per Vernalis Share for the three months ended 14 March 2018.

The Vernalis Shares will be acquired by Ligand UK fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the Effective Date or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the Vernalis Shares.

If any dividend or other distribution in respect of the Vernalis Shares is declared, paid or made on or after the date of this Announcement, Ligand UK reserves the right to reduce the consideration payable for each Vernalis Share under the terms of the Acquisition by the amount per Vernalis Share of such dividend or distribution

It is intended that the Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement between Vernalis and the Vernalis Shareholders under Part 26 of the Companies Act 2006, further details of which are contained in this announcement and will be set out in the Scheme Document.

The Acquisition is conditional upon, amongst other things, the approval of the Scheme by the Scheme Shareholders and the sanction of the Scheme by the Court. Appendix 1 to this announcement sets out the Conditions and further terms to which the Acquisition will be subject. The Acquisition does not require the approval of Ligand shareholders.

The Scheme Document, containing further information about the offer and notices of the Court Meeting and the Vernalis General Meeting, will be published as soon as practicable and, in any event, within 28 days of this announcement.

The Acquisition will be financed from the Ligand Group’s existing cash resources.

3.Background to and reasons for the Acquisition

The Ligand Group’s strategy is to develop and acquire technologies that help pharmaceutical companies discover and develop medicines, and is focussed on maintaining a diversified portfolio of assets across therapeutic areas and technologies. The Ligand Group has a long history of identifying promising assets, making acquisitions, implementing operational improvements and supporting the development of its assets pursuing this strategy.

The Acquisition is entirely complimentary to the Ligand Group’s strategy. Vernalis brings to the Ligand Group an attractive suite of commercial opportunities including partnered programs and established partner relationships, together with a promising portfolio of development assets, in each case across a number of therapeutic areas and technology types, which the Ligand Group intends to support and enhance.

The Acquisition, being the Ligand Group’s first acquisition in Europe, is an exciting opportunity for the Ligand Group to expand, in the long term, its footprint into the region by building on Vernalis’ accomplished research and development expertise at its Cambridge facility with opportunities to derive operational and financial efficiencies across the business.

4.Recommendation

The Vernalis Directors, who have been so advised by Evercore as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. Evercore is providing independent financial advice to the Vernalis Directors for the purposes of Rule 3 of the Code. In providing its financial advice to the Vernalis Directors, Evercore has taken into account the commercial assessments of the Vernalis Directors.

Accordingly, the Vernalis Directors intend to recommend unanimously that Vernalis Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions relating to the Acquisition at the Vernalis General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of such Takeover Offer). Each of Dr. Peter Fellner, Ian Garland, David Mackney, Carol Ferguson and Nigel Sheail have irrevocably undertaken to vote in favour of the Scheme at the Court Meeting and in favour of the resolutions relating to the Acquisition at the Vernalis General Meeting in respect of their own beneficial holdings of Vernalis Shares, amounting to, in aggregate, 2,447,817 Vernalis Shares representing approximately 0.464 per cent. of Vernalis’ share capital in issue on 8 August 2018 (being the last practicable date before the release of this announcement). Further details are set out in Appendix 3 to this announcement.

Evercore has given and not withdrawn its consent to the inclusion in this announcement of references to its advice to the Vernalis Directors in the form and context in which it appears.

5.Background to and reasons for the recommendation of the Vernalis Directors

On 28 February 2018, Vernalis announced that the total number of Tuzistra®XR prescriptions for the financial year ended 30 June 2018 was expected to be below guidance, progress with its cough cold pipeline had been slower than it had hoped and that, as a consequence, it would be conducting a strategic review of the Company’s business. On 15 March 2018, Vernalis announced that it had undertaken a detailed evaluation of alternative forms of restructuring and concluded that it was not financially viable to sustain Vernalis’ independent US commercial sales and marketing operation. Consequently, Vernalis determined to wind down its US commercial business and to seek offers for the Company by way of a “formal sale process” as defined by the Code.

On 28 March 2018, Ian Garland, Chief Executive Officer commented: “The Board deeply regrets having to implement the wide-reaching restructuring recently announced but given the Tuzistra®XR performance and slower than hoped for progress with the cough cold pipeline, it is no longer viable to sustain our US commercial operations or continue to pursue our current strategy… Alongside the closure of the US commercial operations, our focus in the next few months will be on exploring alternative ways in which to realise value for shareholders, including potentially the sale of the Company as a whole. The Board has set a target date for concluding this activity of 30 September 2018 and we will provide updates to the market where possible”.

On 14 June 2018, Vernalis confirmed that it had terminated its development and commercialisation agreement with Tris Pharma, Inc., with immediate effect, and that it had received expressions of interest for the Company as a whole as well as for parts of the Company. Prior to this, and as announced on 14 June 2018, Vernalis held discussions with a large number of potential bidders, including public and private companies, who either had contacted Vernalis directly or had been contacted by Evercore as part of the sale process.

Following receipt of these initial expressions of interest, Vernalis down selected to a smaller number of bidders to conduct further due diligence based on a range of criteria including valuation, financial capability and strategic fit. Upon receipt of updated proposals in June 2018, Vernalis entered into detailed discussions with a number of parties before requesting final offers for the Company in mid-July. The final offers included all cash and all share proposals. Following a period of review, further discussions with its advisers and a thorough evaluation of the alternatives available to Vernalis, the Vernalis Board believes that the cash offer from the Ligand Group represents the most attractive option for Vernalis Shareholders in terms of value, form of consideration offered and execution certainty. Accordingly, the Vernalis Board intends to recommend unanimously the Acquisition to Vernalis Shareholders as set out in paragraph 4.

The Vernalis Directors note that the price of 6.2 pence per Vernalis Share represents a premium, in cash, of 45.7 per cent. to the Closing Price of 4.3 pence per Vernalis Share on 14 March 2018, being the last Business Day before the Vernalis Board announced the commencement of the formal sale process for Vernalis under the terms of the Code.

6.Conditions

The Acquisition is conditional, amongst other things, upon:

•
the approval of the Scheme by a majority in number representing not less than 75 per cent. in value of the Vernalis Shareholders entitled to vote and present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment, postponement or reconvention of such meeting) on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Ligand UK and Vernalis may agree and the Court may allow);

•
the passing of the resolutions to be proposed at the Vernalis General Meeting by the requisite majority at the Vernalis General Meeting to be held on or before the 22nd day after the expected date of the Vernalis General Meeting to be set out in the Scheme Document (or such later date, if any, as Ligand UK and Vernalis may agree and the Court may allow);

•
the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Ligand UK and Vernalis) on or before the 22nd day after the expected date of the Scheme Court Hearing to be set out in the Scheme Document (or such later date, if any, as Ligand UK and Vernalis may agree and the Court may allow); and

•	delivery of a copy of the Scheme Court Order to the Registrar of Companies.

The attention of Vernalis Shareholders is drawn to the fact that the Acquisition is also conditional on other Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document.

The Scheme Document, along with the notice of the Court Meeting and the Vernalis General Meeting and the Forms of Proxy will be despatched to Vernalis Shareholders within 28 days of the date of this Announcement, unless Ligand UK and Vernalis otherwise agree, and the Panel consents, to a later date.

7.Irrevocable undertakings

Ligand UK has received irrevocable undertakings to vote, or procure a vote, in favour of the Scheme at the Court Meeting and the resolutions relating to the Acquisition at the Vernalis General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of such Takeover Offer) from each of the Vernalis Directors who hold Vernalis Shares in respect of their own shareholdings, amounting to, in aggregate, 2,447,817 Vernalis Shares representing approximately 0.464 per cent. of Vernalis’ share capital in issue on 8 August 2018 (being the latest practicable date before the release of this announcement). The irrevocable undertakings from the Vernalis Directors remain binding in the event of a competing offer being made for Vernalis.

Ligand UK has also received irrevocable undertakings to vote, or procure a vote, in favour of the Scheme at the Court Meeting and the resolutions relating to the Acquisition at the Vernalis General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of such Takeover Offer) from each of IAML and Woodford Investment Management in respect of 194,417,167 and 157,876,138 Vernalis Shares respectively and representing approximately 36.89 per cent. and 29.96 per cent. respectively of Vernalis’ share capital in issue on 8 August 2018 (being the latest practicable date before the release of this announcement).

Ligand UK has therefore received in aggregate irrevocable undertakings in favour of the Acquisition representing 67.32 per cent. of the share capital of Vernalis in issue as at 8 August 2018.

Further details of these undertakings are set out in Appendix 3 to this announcement.

8.Information on Vernalis

Vernalis is a revenue generating pharmaceutical company with significant expertise in drug development. It has eight programmes in its NCE development pipeline, which are either partnered or available for partnering, in addition to significant expertise in fragment and structure based drug discovery which it leverages to enter into research collaborations with larger pharmaceutical companies. Vernalis’ technologies, capabilities and products have been endorsed over the last six years by collaborations with leading pharmaceutical companies, including Asahi Kasei Pharma, Biogen Idec, Endo, GSK, Genentech, Lundbeck, Menarini, Novartis, Servier and Tris Pharma, Inc. Vernalis has two approved products: Moxatag®, a once-daily formulation of the antibiotic, amoxicillin, indicated for the treatment of tonsillitis and/or pharyngitis secondary to Streptococcus pyogenes in adults and pediatric patients 12 years and older in the US; and frovatriptan for the acute treatment of migraine, which it out licenses.

9.Information on the Ligand Group

Ligand UK is a wholly owned subsidiary of Ligand. Ligand is a biopharmaceutical company focused on developing or acquiring technologies that help pharmaceutical companies discover and develop medicines. The Ligand Group’s business model creates value for stockholders by providing a diversified portfolio of biotech and pharmaceutical product revenue streams that are supported by an efficient and low corporate cost structure. The Ligand Group’s goal is to offer investors an opportunity to participate in the promise of the biotech industry in a profitable, diversified and lower-risk business than a typical biotech company.

The Ligand Group’s business model is based on doing what it does best: drug discovery, early-stage drug development, product reformulation and partnering. The Ligand Group partners with other pharmaceutical companies to leverage what they do best (late-stage development, regulatory management and commercialization) to ultimately generate revenue. The Ligand Group’s Captisol® platform technology is a patent-protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. OmniAb® is a patent-protected transgenic animal platform used in the discovery of fully human mono-and bispecific therapeutic antibodies. The Ligand Group has established multiple alliances, licenses and other business relationships with the world’s leading pharmaceutical companies including Novartis, Amgen, Merck, Pfizer, Celgene, Gilead, Janssen, Baxter International and Eli Lilly.

10.Management, employees and locations of business

Ligand UK has been impressed by the experience and capabilities of Vernalis’ operational management and employees and attaches importance to maintaining the current relationships and research and development capabilities of Vernalis.

Ligand UK believes that the existing operational management and employees of Vernalis could benefit from enhanced opportunities from the Acquisition and sees the Acquisition as an opportunity for the Ligand Group to establish a footprint in Europe. Ligand UK believes that retaining and incentivising Vernalis employees will be relevant to maximising the opportunities that the Acquisition will present.

Following completion of the Acquisition, Ligand UK intends that Vernalis’ facility in Cambridge will become the primary facility of the Vernalis Group under the leadership of Mike Wood (Vernalis Research Director). Ligand UK does not intend for the Acquisition to have a material impact on the existing research and development activities of either the Ligand Group or the Vernalis Group.

Ligand UK also intends to seek the cancellation of the trading of Vernalis Shares on AIM on or shortly after the Effective Date, which would result in cost savings from not having to maintain a listing of Vernalis and related supporting back office functions. As a consequence, Vernalis’ existing headquarters in Winnersh will be closed following completion of the Acquisition. It is with regret that Ligand UK expects all or substantially all of the management and administrative roles that are based at this site to become redundant after a period of transition. Ligand UK is supportive of Vernalis’ decision to wind down its US operations and does not intend to make changes in this regard. Accordingly, for the avoidance of doubt, Ligand UK intends that the Cambridge facility will over time become Vernalis’ headquarters and sole place of business. Ligand UK’s headquarters will continue to be in San Diego, USA.

Given the concentrated nature of Vernalis’ business, the costs of the business must be appropriately managed. Ligand UK intends following the Acquisition to work with the management of Vernalis’ Cambridge facility to review its operations and business, and a limited number of further headcount reductions across the development and commercial functions may be deemed necessary. Ligand UK believes that it is possible that up to 15 Vernalis employees, across its Winnersh and Cambridge facilities, may be affected by the above.

Ian Garland and David Mackney will each step down from their respective roles as CEO and CFO upon completion of the Acquisition. Consequently, Ligand UK has not entered into, and has not had discussions on proposals to enter into, any form of incentivisation arrangements with Ian Garland or David Mackney. Further, upon completion of the Acquisition, all other directors of Vernalis will immediately cease to be directors of Vernalis.

Ligand UK currently has no intention to make any other material changes to the continuing employment of Vernalis Group employees and management, nor any material changes to their conditions of employment. Other than as set out above, Ligand UK does not expect any material change in the balance of skills and functions of Vernalis employees.

The Ligand Board has confirmed that the existing statutory and contractual employment rights, including accrued pension rights, of all Vernalis employees will be fully safeguarded upon and following completion of the Acquisition. Ligand UK has no intention to make any reduction to the level of employer contributions into Vernalis’ pension schemes. Vernalis does not maintain any defined benefit pension schemes and accordingly, Ligand UK has no intentions in this regard.

Other than as described above, Ligand UK has no intention of redeploying Vernalis' existing material fixed assets or of effecting a material change to the strategic plans or operations of the business.

No plans are in place in respect of any awards for members of the Vernalis management team other than those set out in paragraph 17 of this announcement.

11.Dividends

No dividend is currently contemplated by Vernalis to be declared, approved, made or paid from the date of this announcement and before the Effective Date. If any dividend or other distribution (including any return of capital) is authorised, declared, made or paid by Vernalis in respect of a Vernalis Share, on or after the date of this announcement and before the Effective Date, Ligand UK reserves the right to reduce the Cash Consideration by the amount of all or part of any such dividend or distribution.

If the Acquisition does not become effective by the Long Stop Date, the Vernalis Directors would not declare a dividend for the financial year ended 30 June 2018.

12.Current trading

Since the 28 March 2018 publication of its interim financial results for the six months to 31 December 2017, Vernalis has substantially completed the closure of its US commercial operations and remains on track to have completed this by 30 September 2018. On 14 June 2018, Vernalis announced the termination of its cough cold deal with Tris and the transfer to Tris of its approved cough cold product Tuzistra®XR. Vernalis’ NCE pipeline and collaboration based research business have continued to perform in line with expectations. The Vernalis Group’s unaudited cash at 30 June 2018 was £27.3 million, in line with the market guidance given at the time of announcing the termination of the Tris cough cold agreement, and Vernalis continues to have no debt.

13.Financing

The cash consideration payable by Ligand UK to Vernalis Shareholders under the Acquisition will be financed from the Ligand Group’s existing cash resources.

finnCap, as financial adviser to Ligand UK, is satisfied that sufficient resources are available to Ligand UK to satisfy, in full, the cash consideration payable to Vernalis Shareholders under the terms of the Acquisition.

14.Structure of the Acquisition

14.1	Terms and conditions

The Acquisition is conditional upon, amongst other things, the approval of the Scheme by the Scheme Shareholders and the sanction of the Scheme by the Court. Appendix 1 to this announcement sets out the Conditions and further terms to which the Acquisition will be subject. The Acquisition does not require the approval of Ligand’s shareholders.

14.2	Scheme of arrangement

It is intended that the Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement between Vernalis and the Scheme Shareholders under Part 26 of the Companies Act 2006. The Scheme is an arrangement between Vernalis and the Scheme Shareholders. The procedure involves, among other things, an application by Vernalis to the Court to sanction the Scheme. The purpose of the Scheme is to enable Ligand UK to become the owner of the whole of the issued and to be issued share capital of Vernalis.

Under the Scheme, the Scheme Shares held by Scheme Shareholders will be transferred to Ligand UK in consideration for which Scheme Shareholders will receive the Cash Consideration on the basis described in paragraph 2 above.

The Scheme is subject to the Conditions. To become effective, the Scheme requires the approval of Scheme Shareholders by the passing of a resolution at the Court Meeting. The resolution to approve the Scheme must be approved by a majority in number of the Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, representing not less than 75 per cent. in value of the Scheme Shares voted by such Scheme Shareholders. In addition, a special resolution must be passed at the Vernalis General Meeting to authorise the Vernalis Directors to give effect to the Scheme and deal with certain ancillary matters, which requires the approval of Vernalis Shareholders representing at least 75 per cent. of the votes cast at the Vernalis General Meeting (either in person or by proxy). The Vernalis General Meeting will be held immediately after the Court Meeting.

The Vernalis Meetings are to be held no later than the 22nd day after the expected date of the Vernalis Meetings to be set out in the Scheme Document in due course (or such later date as may be agreed between Vernalis and Ligand UK).

Following the Vernalis Meetings, the Scheme must be sanctioned by the Court (with or without modification but with any such modification being acceptable to Ligand UK and Vernalis) no later than the 22nd day after the expected date of the Scheme Court Hearing to be set out in the Scheme Document in due course (or such later date as may be agreed between Vernalis and Ligand UK). The Scheme will only become effective once a copy of the Scheme Court Order is delivered to the Registrar of Companies.

Upon the Scheme becoming effective, it will be binding on all Vernalis Shareholders, irrespective of whether or not they attended or voted at the Vernalis Meetings (and if they attended and voted, whether or not they voted in favour of the resolutions at such meetings) and the Cash Consideration will be despatched by Ligand UK to Scheme Shareholders no later than 14 days after the Effective Date.

The Scheme shall lapse if the Scheme does not become effective by the Long Stop Date, provided that the deadline for the Scheme to become effective may be extended by agreement between Vernalis and Ligand UK, with the consent of the Court or the Panel, if required.

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the Vernalis General Meeting and the expected timetable, and will specify the action to be taken by Scheme Shareholders. The Forms of Proxy accompanying the Scheme Document will also be posted to Scheme Shareholders.

The Scheme will be governed by the laws of England and Wales. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the FCA.

14.3	Timetable

The timing of implementation of the Acquisition will be dependent upon a number of factors including availability of the Court. However, subject to these factors, it is expected that the posting of the Scheme Document will occur in September 2018 and that the Scheme will become effective in October 2018.

14.4	Cancellation of admission to trading and re-registration

Shortly before the Effective Date, an application will be made to the London Stock Exchange for admission of the Vernalis Shares to trading on AIM to be cancelled on the first Business Day following the Effective Date. The last day of dealings in, and for registration of transfers of, Vernalis Shares is expected to be at the close of business on the Business Day before the Effective Date. No dealings in Vernalis Shares will be registered after this date.

It is intended that the cancellation of admission of the Vernalis Shares to trading on AIM will take effect at the opening of business on the first Business Day following the Effective Date. In addition, at the opening of business on the first Business Day following the Effective Date entitlements to Vernalis Shares held within the CREST system will be cancelled and share certificates in respect of Scheme Shares will cease to be valid and should, if so requested by Vernalis, be sent to Vernalis for cancellation.

It is intended that the Vernalis ADS programme will be terminated as of the Effective Date. It is also intended that as soon as possible after the Effective Date, Vernalis will be re-registered as a private limited company under the relevant provisions of the Companies Act 2006.

14.5	Changes to the Vernalis Board

On completion of the Acquisition, the Vernalis Directors will resign with immediate effect from their roles as directors of Vernalis.

15.Opening Position Disclosure and interests in Vernalis Shares

Save in respect of the irrevocable undertakings referred to in paragraph 7, as at the close of business on 8 August 2018, being the latest practicable date before the date of this announcement, neither Ligand UK, nor any of the Ligand Directors, nor, so far as Ligand UK is aware, any person acting in concert (within the meaning of the Code) with Ligand UK has:

•
any interest in, or right to subscribe for, any Vernalis Shares nor does any such person have any short position in Vernalis Shares, including any short position (whether conditional or absolute and whether in the money or otherwise), any short position under a derivative, any agreement to sell, any delivery obligation or right to require another person to purchase or take delivery of Vernalis Shares or any dealing arrangement of the kind referred to in Note 11 of the definition of acting in concert in the Code; or

•	borrowed or lent any Vernalis Shares or entered into any financial collateral arrangements relating to Vernalis Shares.

It has not been possible by the date of this announcement to ascertain the interests in Vernalis Shares (if any) of all of Ligand UK’s concert parties. Further enquiries will be completed before publication of Ligand UK’s Opening Position Disclosure which will include details of any interests or short positions in, or rights to subscribe for, any relevant securities of Vernalis held by all persons acting in concert with Ligand UK.

16.Offer-related arrangements

Confidentiality Agreement

Ligand and Vernalis entered into a confidentiality agreement on 27 April 2018 (the “Confidentiality Agreement”) pursuant to which Ligand has undertaken to keep confidential information relating to Vernalis and not to disclose it to third parties (other than to permitted disclosees) unless required by law or regulation.

The Confidentiality Agreement also contains undertakings from Ligand that for a period of one year from the date of the Confidentiality Agreement, Ligand shall not, without the prior written consent of Vernalis and except pursuant to the Acquisition, acquire or offer to acquire any interest in securities of Vernalis and that Ligand shall not solicit any employees of Vernalis or consultants engaged by Vernalis, subject to customary carve-outs. These confidentiality obligations will cease to have effect on completion of the Acquisition. If the Acquisition does not complete, the confidentiality obligations shall remain in force for a period of 5 years from the date of the Confidentiality Agreement.

Break Fee Agreement

Vernalis and Ligand UK have entered into the Break Fee Agreement pursuant to which Vernalis has agreed to pay to Ligand UK a break fee of an amount in cash equal to one per cent. of the value of any competing offer which is made for Vernalis, in the event that such competing offer is declared unconditional in all respects or is otherwise completed or becomes effective.

Cooperation Agreement

Vernalis and Ligand UK have entered into the Cooperation Agreement pursuant to which, among other things, they have agreed:

•	to provide each other with such information as may be necessary for Vernalis to prepare the Scheme Document;

•	to implement certain proposals with regards to the Vernalis Share Schemes; and

•	to cooperate with each other and to provide such information as may be necessary to obtain any required regulatory clearances.

The Cooperation Agreement records the intention of Vernalis and Ligand UK to implement the Acquisition by way of Scheme, subject to the ability of Ligand UK to proceed by way of a Takeover Offer in certain circumstances, subject to the consent of the Panel.

The Cooperation Agreement will terminate in a number of customary circumstances, including if:

•	the Vernalis Directors withdraw or adversely modify their recommendation of the Acquisition; or

•
the Scheme Document does not include a unanimous and unconditional recommendation from the Vernalis Directors that Vernalis Shareholders vote in favour of the resolutions to be proposed at the Court Meeting and the Vernalis General Meeting.

17.Vernalis Share Schemes

Participants in the Vernalis Share Schemes will be contacted separately regarding the effect of the Offer on their rights under these schemes and appropriate proposals will be made and communicated directly to such participants in accordance with Rule 15 of the Code as soon as reasonably practicable after the Scheme Document has been published but before the sanction of the Scheme by the Court.

18.Documents available on websites

Copies of the following documents will published promptly, and in any event by no later than 12 noon (London time) on the Business Day following this announcement on the Ligand Group’s website, at www.investorligand.com/Vernalisoffer and on Vernalis’ website at www.vernalis.com and will be made available until the end of the Offer Period:

•	a copy of this announcement;

•	the irrevocable undertakings described in paragraph 7 and set out in Appendix 3 to this announcement;

•	the Confidentiality Agreement;

•	the Break Fee Agreement;

•	the Cooperation Agreement;

•	the consent letter of finnCap;

•	the consent letter of Evercore; and

•	the consent letter of Canaccord Genuity.

19.General

This announcement does not constitute an offer or an invitation to purchase or subscribe for any securities.

Your attention is drawn to the further information contained in the Appendices which form part of, and should be read in conjunction with, this announcement.

The Acquisition will be subject to the Conditions and further terms set out in Appendix 1 to this announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 contains the bases and sources of certain information used in this announcement. Appendix 3 contains details of the irrevocable undertakings received in relation to the Acquisition that are referred to in this announcement.

Enquiries

Vernalis plc Ian Garland, Chief Executive Officer David Mackney, Chief Financial Officer

Canaccord Genuity Limited (Nominated Adviser and Broker) Henry Fitzgerald-O’Connor Emma Gabriel

Evercore (Financial adviser) Julian Oakley Alan Beirne

Ligand Pharmaceuticals Incorporated Matthew Korenberg Todd Pettingill	1 858 550 7500
finnCap Ltd (Financial adviser to Ligand UK) Henrik Persson Giles Rolls Max Bullen-Smith
MTS Securities, LLC (Financial adviser to Ligand UK) Mark Menkowski	1 212 887 2100
Important notices relating to financial advisers

Evercore, which is authorised and regulated by the FCA in the United Kingdom, is acting solely for Vernalis as financial adviser in relation to the matters referred to in this announcement and for no one else. Evercore will not be responsible to anyone other than Vernalis for providing the protections afforded to its clients or for providing advice in relation to the contents of this announcement or any arrangement referred to herein. Neither Evercore, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person other than Vernalis in connection with this announcement, any statement contained herein or otherwise. Evercore has given, and not withdrawn, its consent to the inclusion in this announcement of the references to its name and the advice it has given to Vernalis in the form and context in which they appear.

Canaccord Genuity, which is authorised and regulated by the FCA in the United Kingdom, is acting solely for Vernalis as Nominated Adviser and broker and for no one else in relation to the Acquisition, the content of this announcement and other matters described in this announcement, and will not be responsible to anyone other than Vernalis for providing the protections afforded to the clients of Canaccord Genuity or for providing advice to any other person in relation to the Acquisition, the content of this announcement or any other matters described in this announcement. Neither Canaccord Genuity, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person other than Vernalis in connection with this announcement, any statement contained herein or otherwise. Canaccord Genuity has given, and not withdrawn, its consent to the inclusion in this announcement of the references to its name in the form and context in which they appear.

finnCap, which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to Ligand UK and for no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Ligand UK for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement. Neither finnCap, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of finnCap in connection with this announcement, any statement contained herein or otherwise. finnCap has given, and not withdrawn, its consent to the inclusion in this announcement of the references to its name in the form and context in which they appear.

MTS is acting exclusively as financial adviser to Ligand UK and for no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Ligand UK for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement. MTS is a US registered broker dealer and is not advising Ligand UK for the purposes of the Code. Neither MTS, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of MTS in connection with this announcement, any statement contained herein or otherwise.

Further information

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise. The Acquisition will be implemented solely pursuant to the terms of the Scheme Document (or, in the event that the Acquisition is to be implemented by means of a Takeover Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any response to the Acquisition should be made only on the basis of information contained in the Scheme Document. Vernalis Shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been despatched.

Overseas jurisdictions

The release, publication or distribution of this announcement in or into jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom to vote their Vernalis Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another person to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This announcement has been prepared for the purpose of complying with English law, the rules of the London Stock Exchange, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England & Wales.

Unless otherwise determined by Ligand UK or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed, transmitted or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction, and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send such documents in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer may not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Vernalis Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to US holders of Vernalis Shares and Vernalis ADSs

The Acquisition relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under English company law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules. If, in the future, Ligand UK exercises the right to implement the Acquisition by way of a Takeover Offer and determines to extend such Takeover Offer into the United States, the Acquisition will be made pursuant to applicable UK tender offer rules and securities laws and otherwise in accordance with the requirements of the Code. Accordingly, any such Takeover Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments, that are different from those applicable to tender offers made in accordance with US procedures and law. Financial information included in this announcement and the Scheme Document has been or will be prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

It may be difficult for US holders of Vernalis Shares (and Vernalis ADS Holders) to enforce their rights and any claim arising out of the US federal securities laws, since Vernalis is located in a non-US jurisdiction, and some or all of their officers and directors may be residents of a non-US jurisdiction. US holders of Vernalis Shares and Vernalis ADS Holders may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgement.

Neither the SEC nor any securities commission of any state of the United States has approved the Acquisition, passed upon the fairness of the Acquisition or passed upon the adequacy or accuracy of this announcement. Any representation to the contrary is a criminal offence in the United States.

In accordance with normal UK practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Ligand UK or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Vernalis Shares outside the United States, other than pursuant to the Acquisition, until the date on which the Takeover Offer and/or Scheme becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK, will be reported to the Regulatory News Service of the London Stock Exchange and will be available on the London Stock Exchange website.

Forward-looking statements

This announcement contains statements about the Ligand Group and the Vernalis Group which are, or may be deemed to be, “forward-looking statements” and which are prospective in nature. All statements other than statements of historical fact included in this announcement may be forward-looking statements. They are based on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “predicts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects”, “future-proofing” or words or terms of similar substance or the negative of such words or terms, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Forward-looking statements may include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of the Ligand Group’s or the Vernalis Group’s operations and potential synergies resulting from the Acquisition; and (iii) the effects of global economic conditions and governmental regulation on the Ligand Group’s or the Vernalis Group’s business.

Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors may cause the actual results, performance or achievements of the Ligand Group or the Vernalis Group to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals. For a discussion of important factors which could cause actual results to differ from forward-looking statements in relation to the Ligand Group or the Vernalis Group, refer to the annual report and accounts of the Ligand Group for the financial year ended 31 December 2017 and of the Vernalis Group for the financial year ended 30 June 2017, respectively. Each of the Ligand Group and the Vernalis Group, and each of their respective members, directors, officers, employees, advisers and persons acting on their behalf, expressly disclaims any intention or obligation to update or revise any forward-looking or other statements contained in this announcement, whether as a result of new information, future events or otherwise, except as required by applicable law.

No member of the Ligand Group, nor the Vernalis Group, nor any of their respective associates, directors, officers, employees or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur.

Except as expressly provided in this announcement, no forward-looking or other statements have been reviewed by the auditors of the Ligand Group or the Vernalis Group. All subsequent oral or written forward-looking statements attributable to any member of the Ligand Group or Vernalis Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.

No profit forecast and profit estimate

No statement in this announcement is intended as a profit forecast or estimate for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for Vernalis for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Vernalis.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) of the Code applies must be made by no later than 3.30 pm (London time) on the 10th Business Day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 pm (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8 of the Code. A Dealing Disclosure by a person to whom Rule 8.3(b) of the Code applies must be made by no later than 3.30 pm (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Code.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4 of the Code).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rule 2.9 disclosure

In accordance with Rule 2.9 of the Code, Vernalis announces that its issued share capital consists of 526,986,000 ordinary shares of one pence each, all of which are admitted to trading on the London Stock Exchange’s AIM market for listed securities. The ISIN for the Vernalis Shares is GB00B3Y5L754.

Vernalis has an American Depositary Receipts programme for which BNY Mellon Shareowner Services acts as depositary. One Vernalis ADS represents two underlying Vernalis Shares. Vernalis ADSs trade on the over-the-counter (OTC) market in the US. The trading symbol for these securities is VNLPY and the CUSIP number is 92431M206.

The total number of shares attracting voting rights in Vernalis is therefore 526,986,000.

Information relating to Vernalis Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Vernalis Shareholders and Vernalis ADS Holders, persons with information rights and other relevant persons for the receipt of communications from Vernalis may be provided to Ligand UK during the Offer Period as required under Section 4 of Appendix 4 to the Code to comply with Rule 2.11(c) of the Code.

Publication on website

A copy of this announcement will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, for inspection on the Ligand Group’s website at www.investorligand.com/vernalisoffer and on Vernalis’ website at www.vernalis.com promptly and in any event by no later than 12 noon (London time) on the Business Day following the date of this announcement. For the avoidance of doubt the contents of those websites are not incorporated into, and do not form part of, this announcement.

Vernalis Shareholders may request a hard copy of this announcement, free of charge, by contacting Vernalis on +44 (0) 118 938 0015. Vernalis Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

APPENDIX 1
Conditions of the Acquisition and certain further terms

Part A: Conditions of the Scheme and the Acquisition
The Acquisition is conditional upon the Scheme becoming unconditional and effective, subject to the Code, by not later than the Long Stop Date:

1.	The Scheme shall be subject to the following conditions:

(a)
its approval by a majority in number of the Vernalis Shareholders who are on the register of members of Vernalis at the Voting Record Time and who are present and vote, whether in person or by proxy, at the Court Meeting (and at any separate class meeting which may be required by the Court) and who represent 75 per cent. in value of the Vernalis Shares voted by those Vernalis Shareholders on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document (or such later date, if any, as Ligand UK and Vernalis may agree and the Court may allow);

(b)
the passing of the resolutions to be proposed at the Vernalis General Meeting by the requisite majority at the Vernalis General Meeting to be held on or before the 22nd day after the expected date of the Vernalis General Meeting to be set out in the Scheme Document (or such later date, if any, as Ligand UK and Vernalis may agree and the Court may allow);

(c)
the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Ligand UK and Vernalis) on or before the 22nd day after the expected date of the Scheme Court Hearing to be set out in the Scheme Document (or such later date, if any, as Ligand UK and Vernalis may agree and the Court may allow); and

(d)	delivery of a copy of the Scheme Court Order to the Registrar of Companies.

2.
In addition, subject as stated in Part B below and to the requirements of the Panel, the Acquisition shall be conditional upon the following Conditions and, accordingly, the Scheme Court Order shall not be delivered to the Registrar of Companies unless such Conditions (as amended, if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Scheme Court Hearing) or, where relevant, waived in writing prior to the Scheme being sanctioned by the Court:

General third party clearances

(a)
except as Disclosed, no Third Party having decided, threatened or given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to (in any case to an extent or in a manner which is material in the context of the Acquisition, the Wider Vernalis Group or the Wider Ligand Group, as the case may be, in each case, taken as a whole):

(i)
require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Ligand Group or by any member of the Wider Vernalis Group of all or any part of their respective businesses, assets, property or any shares or other securities (or the equivalent) in any member of the Wider Vernalis Group or any member of the Wider Ligand Group or impose any limitation on the ability of all or any of them to conduct their respective businesses (or any part thereof) or to own, control or manage any of their respective assets or properties (or any part thereof);

(ii)
except pursuant to section 160 of the Companies Act 2006, in the event that Ligand UK elects to implement the Acquisition by way of a Takeover Offer, require any member of the Wider Ligand Group or the Wider Vernalis Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Vernalis Group owned by any Third Party (other than in connection with the implementation of the Acquisition);

(iii)
impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Ligand Group, directly or indirectly, to acquire, hold or exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or other securities (or the equivalent) in Vernalis or on the ability of any member of the Wider Vernalis Group or any member of the Wider Ligand Group, directly or indirectly, to hold or exercise effectively all or any rights of ownership in respect of shares or loans or any other securities (or the equivalent) in, or to exercise voting or management control over, any other member of the Wider Vernalis Group;

(iv)	result in any member of the Wider Vernalis Group or any member of the Wider Ligand Group ceasing to be able to carry on business under any name under which it currently does so in any jurisdiction;

(v)
make the Acquisition or its implementation void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly, prevent or prohibit, restrict, restrain or delay or otherwise interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require material amendment to the terms of the Acquisition;

(vi)
impose any material limitation on, or result in any material delay in, the ability of any member of the Wider Ligand Group or any member of the Wider Vernalis Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Ligand Group and/or the Wider Vernalis Group;

(vii)	require any member of the Wider Vernalis Group to terminate or amend in any material way any material contract to which any member of the Wider Vernalis Group is a party;

(viii)
otherwise materially adversely affect all or any of the business, assets, liabilities, profits, financial or trading position or prospects of any member of the Wider Vernalis Group or any member of the Wider Ligand Group; or

and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Acquisition having expired, lapsed or been terminated;
Governmental regulatory approvals

(b)
each Governmental Entity, which regulates or licences any member of the Vernalis Group or any other body corporate in which any member of the Vernalis Group has an interest in shares, and whose prior approval, consent or non-objection to any change in control, or acquisition of (or increase in) control in respect of that or any other member of the Vernalis Group is required, or any Governmental Entity, whose prior approval, consent or non-objection of the Acquisition is otherwise required, or from whom one or more material licences or permissions are required in order to complete the Acquisition, having given its approval, non-objection or legitimate deemed consent or consent in writing thereto and, as the case may be, having granted such licences and permissions (in each case where required and on terms reasonably satisfactory to Ligand UK), and in each case the impact of which would materially adversely affect the Wider Vernalis Group or the Wider Ligand Group, taken as a whole;

Notifications, waiting periods and authorisations

(c)
all notifications, filings or applications which are necessary or considered appropriate or desirable by Ligand UK having been made in connection with the Acquisition and all necessary waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with, in each case, in respect of the Scheme and the Acquisition and all Authorisations deemed reasonably necessary by Ligand UK in any jurisdiction for or in respect of the Acquisition having been obtained in terms and in a form reasonably satisfactory to Ligand UK from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Vernalis Group or the Wider Ligand Group has entered into contractual arrangements and all such Authorisations reasonably necessary to carry on the business of any member of the Wider Vernalis Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Acquisition becomes otherwise wholly unconditional and there being no notice of an intention to revoke or not to renew such Authorisations;

Vernalis Shareholder resolution

(d)
except with the consent or the agreement of Ligand UK, no resolution of Vernalis Shareholders in relation to any acquisition or disposal of assets or shares (or the equivalent thereof) in any undertaking or undertakings (or in relation to any merger, demerger, consolidation, reconstruction, amalgamation or scheme) being passed at a meeting of Vernalis Shareholders other than in relation to the Acquisition or the Scheme and, other than with the consent or the agreement of Ligand UK, no member of the Wider Vernalis Group having taken (or agreed or proposed to take) any action that requires, or would require, the consent of the Takeover Panel or the approval of Vernalis Shareholders in accordance with, or as contemplated by, Rule 21.1 of the Code;

Certain matters arising as a result of any arrangement, agreement, etc.

(e)
except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Vernalis Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject, or any event or circumstance which, as a consequence of the Acquisition would or might reasonably be expected to result in (in each case to an extent or in a manner which is material in the context of the Wider Vernalis Group taken as a whole):

(i)
any monies borrowed by, or any other indebtedness or liabilities, actual or contingent, of, or any grant available to, any such member being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)
the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of such member or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)
any such arrangement, agreement, lease, licence, franchise, permit or other instrument or the rights, liabilities, obligations or interests of any such member in or with any other person (or any arrangement or arrangements relating to any such interests or business) being adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(iv)
the rights, liabilities, obligations, interests or business of any such member or any member of the Wider Vernalis Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any such member or any member of the Wider Vernalis Group in or with any other person or body or firm or company (or any arrangement relating to any such interests or business) being terminated, or adversely modified or adversely affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(v)	any such member ceasing to be able to carry on business under any name under which it presently carries on business;

(vi)	the financial or trading position or prospects of, any such member being prejudiced or adversely affected;

(vii)	any liability of any such member to make any severance, termination, bonus or other payment to any of its directors or other officers; or

(viii)	the creation or acceleration of any liability (actual or contingent) by any such member other than trade creditors or other liabilities incurred in the ordinary course of business, and no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Vernalis Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in Conditions (e)(i) to (viii) above;
Certain events occurring since 31 December 2017

(f)	except as Disclosed, no member of the Wider Vernalis Group having since 31 December 2017:

(i)
issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Vernalis Shares out of treasury (except, where relevant, as between Vernalis and wholly-owned subsidiaries of Vernalis or between the wholly-owned subsidiaries of Vernalis and except for the issue of or transfer out of treasury of Vernalis Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the Vernalis Share Schemes);

(ii)
recommended, declared, paid or made or proposed to recommend, declare, pay or make any dividend or other distribution (whether payable in cash or otherwise) other than dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly-owned subsidiary of Vernalis to Vernalis or any of its wholly-owned subsidiaries;

(iii)
other than pursuant to the Acquisition (and except for transactions between Vernalis and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Vernalis and transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is material in the context of the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

(iv)
except for transactions between Vernalis and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Vernalis and transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(v)
except for transactions between Vernalis and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Vernalis issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness which in any such case is material in the context of the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

(vi)
entered into or varied or authorised, proposed or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) except in the ordinary course of business which is of a long term, unusual or onerous nature or magnitude or which is or which involves an obligation of such a nature or magnitude;

(vii)
entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary to a material extent the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider Vernalis Group, otherwise than in the ordinary course of business;

(viii)
proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Vernalis Group, otherwise than in the ordinary course of business;

(ix)
purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or made any other change to any part of its share capital (except, in each case, where relevant, as between Vernalis and wholly-owned subsidiaries of Vernalis or between the wholly-owned subsidiaries of Vernalis and except for the issue or transfer out of treasury of Vernalis Shares on the exercise of employee share options or vesting of employee share awards under the Vernalis Share Schemes as Disclosed);

(x)	waived, compromised or settled any claim which is material in the context of the Wider Vernalis Group as a whole or in the context of the Acquisition;

(xi)
terminated or varied the terms of any agreement or arrangement between any member of the Wider Vernalis Group and any other person in a manner which would or might have a material adverse effect on the financial position of the Wider Vernalis Group taken as a whole;

(xii)
save as required in connection with the Acquisition, made any material alteration to its memorandum, articles of association or other incorporation documents or any material alteration to the memorandum, articles of association or other incorporation documents of any other member of the Wider Vernalis Group;

(xiii)	made or agreed or consented to any material change to:

(A)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider Vernalis Group for its directors, employees or their dependents;

(B)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(C)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(D)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to, to an extent which is in any such case material in the context of the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

(xiv)
been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which is material in the context of the Wider Vernalis Group taken as a whole;

(xv)
(other than in respect of a member of the Wider Vernalis Group which is dormant and was solvent at the relevant time) taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(xvi)
(except for transactions between Vernalis and its wholly-owned subsidiaries or between the wholly-owned subsidiaries) made, authorised, proposed or announced an intention to propose any change in its loan capital;

(xvii)
entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities, which in any such case is material in the context of the Wider Vernalis Group as a whole or in the context of the Acquisition; or

(xviii)
entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition (f);

No adverse change, litigation, regulatory enquiry or similar

(g)	except as Disclosed, since 31 December 2017 there having been:

(i)
no adverse change and no circumstance having arisen which would reasonably be expected to result in any adverse change in, the business, assets, liabilities, shareholders’ equity, financial or trading position or profits, operational performance or prospects of any member of the Wider Vernalis Group which is material in the context of the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

(ii)
no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Vernalis Group is or may become a party (whether as a claimant, defendant or otherwise) having been threatened, announced, implemented or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Vernalis Group, in each case which would reasonably be expected to have a material adverse effect on the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

(iii)
no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Vernalis Group (or any person in respect of which any such member has or may have responsibility or liability) having been threatened, announced, implemented or instituted or remaining outstanding by, against or in respect of any member of the Wider Vernalis Group, in each case, which would reasonably be expected to have a material adverse effect on the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

(iv)
no contingent or other liability having arisen or become apparent to Ligand UK or increased other than in the ordinary course of business which is reasonably likely to affect adversely the business, assets, financial or trading position or profits of any member of the Wider Vernalis Group to an extent which is material in the context of the Wider Vernalis Group taken as a whole or in the context of the Acquisition; and

(v)
no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Vernalis Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which is material and has had or would reasonably be expected to have a material adverse effect on the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

No discovery of certain matters regarding information and liabilities, corruption and intellectual property

(h)	except as Disclosed, Ligand UK not having discovered that:

(i)
any financial, business or other information concerning the Wider Vernalis Group announced publicly and delivered by or on behalf of Vernalis through a RIS prior to the date of this Announcement or publicly disclosed to any member of the Wider Ligand Group by or on behalf of any member of the Wider Vernalis Group prior to the date of this Announcement is misleading, contains a misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading, in any such case which is material in the context of the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

(ii)
any member of the Wider Vernalis Group, otherwise than in the ordinary course of business, is subject to any liability, contingent or otherwise, and which is material in the context of the Wider Vernalis Group taken as a whole or in the context of the Acquisition;

(iii)
any past or present member, director, officer or employee of the Wider Vernalis Group has not complied with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any laws implementing the same, the UK Bribery Act 2010 and/or the US Foreign Corrupt Practices Act of 1977;

(iv)
any past or present member, director, officer or employee of the Wider Vernalis Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with or made any investment in, or made any payments to: (A) any government, entity or individual with which US or EU persons are prohibited from engaging in activities or doing business by US or EU laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or (B) any government, entity or individual targeted by any of the economic sanctions of the United Nations or the European Union or any of their respective member states;

(v)
any material asset of any member of the Wider Vernalis Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition); or

(vi)
since 31 December 2017, no circumstance having arisen or event having occurred in relation to any intellectual property owned, used or licensed by the Wider Vernalis Group or to any third parties, including: (A) any member of the Wider Vernalis Group losing its title to any intellectual property or any intellectual property owned by the Wider Vernalis Group being revoked, cancelled or declared invalid, (B) any agreement regarding the use of any intellectual property licensed to or by any member of the Wider Vernalis Group being terminated or varied, or (C) any claim being filed suggesting that any member of the Wider Vernalis Group infringed the intellectual property rights of a third party or any member of the Wider Vernalis Group being found to have infringed the intellectual property rights of a third party, in each case which is material in the context of the Wider Vernalis Group taken as a whole or in the context of the Acquisition.

Part B: Certain further terms of the Acquisition

1.
Subject to the requirements of the Panel, Ligand UK reserves the right in its sole discretion to waive (if capable of waiver) in whole or part all or any of the above Conditions 2(a) (General third party clearances) to (h) (No discovery of certain matters regarding information and liabilities, corruption and intellectual property) of Part A (inclusive).

2.
Conditions 2(a) (General third party clearances) to (h) (No discovery of certain matters regarding information and liabilities, corruption and intellectual property) of Part A (inclusive) must be fulfilled or waived by no later than 11:59 p.m. on the date immediately preceding the date of the Scheme Court Hearing, failing which the Scheme will lapse or, if the Acquisition is implemented by way of a Takeover Offer, no later than as permitted by the Panel. Ligand UK shall be under no obligation to waive or treat as fulfilled any of the Conditions which are capable of being waived by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that any such Condition or other Conditions of the Scheme and the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

3.
Under Rule 13.5 of the Code, Ligand UK may not invoke a Condition so as to cause the Scheme not to proceed, or to lapse, or so as to cause any Takeover Offer to lapse or be withdrawn, unless the circumstances which give rise to the right to invoke the Condition are of material significance to Ligand UK in the context of the Acquisition. Condition 1 of Part A (and, if applicable, any acceptance condition adopted on the basis specified in paragraph 5 below in relation to any Takeover Offer) are not subject to this provision of the Code.

4.
If Ligand UK is required by the Panel to make an offer for Vernalis Shares under the provisions of Rule 9 of the Code, Ligand UK may make such alterations to the Conditions and certain further terms of the Acquisition as are necessary to comply with the provisions of that Rule.

5.
Ligand UK reserves the right to elect (with the consent of the Panel) to implement the Acquisition by making, directly or indirectly through a subsidiary or nominee of Ligand UK, a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on the same terms or, if Ligand UK so decides, on such other terms being no less favourable, subject to appropriate amendments, as far as applicable, as those which would apply to the Scheme. The acceptance condition would be set at 90 per cent. of the shares to which such Takeover Offer relates (or such lesser percentage, being more than 50 per cent., as Ligand UK may decide with the consent of the Panel). Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Vernalis Shares are otherwise acquired, it is the intention of Ligand UK to apply the provisions of the Companies Act 2006 to compulsorily acquire any outstanding Vernalis Shares to which such Takeover Offer relates.

6.	The Acquisition will lapse (unless otherwise agreed with the Panel) if:

(i)
in so far as the Acquisition or any matter arising from or relating to the Scheme or Acquisition constitutes a concentration with a Community dimension within the scope of the Regulation, the European Commission either initiates proceedings under Article 6(1)(c) of the Regulation or makes a referral to a competent authority of the United Kingdom under Article 9(1) of the Regulation and there is then a reference of the Acquisition or matter arising from or relating to it to the chair of the CMA for the constitution of a group under schedule 4 to the Enterprise and Regulatory Reform Act 2013; or

(ii)
in so far as the Acquisition or any matter arising from the Scheme or Acquisition does not constitute a concentration with a Community dimension within the scope of the Regulation, the Scheme or Acquisition or any matter arising from or relating to the Acquisition becomes subject to a reference of the Acquisition or matter arising from or relating to it to the chair of the CMA for the constitution of a group under schedule 4 to the Enterprise and Regulatory Reform Act 2013;

in each case, before the date of the Court Meeting.

7.	Ligand UK reserves the right for any other entity directly or indirectly owned by Ligand from time to time to implement the Acquisition.

8.
The Vernalis Shares shall be acquired by Ligand UK fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights and interests whatsoever and together with all rights existing at the Effective Date or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the Vernalis Shares.

9.
The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom and any Vernalis Shareholders who are not resident in the United Kingdom will need to inform themselves about and observe any applicable requirements.

10.
Unless otherwise determined by Ligand UK or required by the Code and permitted by applicable law and regulations, the Acquisition is not being, and will not be, made, directly or indirectly, in, into or by the use of the mails of, or by any other means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from or within any Restricted Jurisdiction.

11.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.
This Announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme and the Forms of Proxy will be governed by English law and will be subject to the jurisdiction of the English courts. The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the AIM Rules, the London Stock Exchange and the FCA.
APPENDIX 2
Sources of information and bases of calculation

In this Announcement:

(i)	Unless otherwise stated, all prices for Vernalis Shares are the Closing Price for the relevant date.

(ii)	The Closing Prices of Vernalis Shares are taken from the AIM appendix to the Daily Official List.

(iii)	The 30 day and three month volume weighted average price are derived from Bloomberg data.

(iv)
As at 8 August 2018 (being the latest practicable date prior to the publication of this announcement), Vernalis’ fully diluted share capital comprises 526,986,000 Vernalis Shares in issue and 10,993,442 Vernalis Shares that may be issued on or after the date of this announcement on the exercise of outstanding options or awards under the Vernalis Share Schemes. For the purposes of this announcement, all outstanding options or awards under the Vernalis Share Schemes are assumed to (i) be cash settled (if vested); or (ii) lapse (in the case of unvested options held by US employees who will leave employment on 30 September 2018) or (iii) rolled over into new shares in Ligand (if unvested). Consequently, all references to Vernalis’ share capital in this announcement refers to the existing 526,986,000 Vernalis Shares in issue with no dilutive effect of options.

APPENDIX 3
Details of irrevocable undertakings

Ligand UK has received irrevocable undertakings to vote, or procure a vote, in favour of the Scheme at the Court Meeting and the resolutions relating to the Acquisition at the Vernalis General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of such Takeover Offer) in respect of a total of 354,741,122 Vernalis Shares (representing, in aggregate, approximately 67.32 per cent. of Vernalis’ Shares in issue on 8 August 2018 (being the last practicable day prior to this Announcement)), comprised as follows:
Vernalis Directors’ irrevocable undertakings

Name	Number of Vernalis Shares	Per cent. of Vernalis Shares in issue
Ian Garland	1,141,167	0.217%
David Mackney	533,600	0.101%
Peter Fellner	270,000	0.051%
Carol Ferguson	156,212	0.030%
Nigel Sheail	346,838	0.066%
Total	2,447,817	0.464%
The irrevocable undertakings from the Vernalis Directors will only cease to be binding if:

i.	the Scheme Document is not dispatched within 28 days of this Announcement (or within such longer period as Ligand UK and Vernalis may agree with the consent of the Panel);

ii.
the Scheme or a Takeover Offer announced in implementation of the Acquisition has not become effective or been declared unconditional in all respects in accordance with the requirements of the Code (as the case may be) prior to the Long Stop Date;

iii.
the Scheme or a Takeover Offer (as the case may be) has lapsed or been withdrawn and no new, revised or replacement Scheme or Takeover Offer has been announced by Ligand UK or its affiliates in accordance with Rule 2.7 of the Code at the same time; or

iv.	a competing offer is made for Vernalis and such competing offer is declared unconditional in all respects or otherwise becomes effective.
Other Vernalis Shareholders’ irrevocable undertakings

Name	Number of Vernalis Shares	Per cent. of Vernalis Shares in issue
IAML	194,417,167	36.89%
Woodford Investment Management	157,876,138	29.96%
Total	352,293,305	66.85%
IAML irrevocable undertaking
The irrevocable undertaking from IAML will only cease to be binding if:

i.	the Scheme Document is not dispatched within 28 days of this Announcement (or within such longer period as Ligand UK and Vernalis may agree with the consent of the Panel);

ii.
the Scheme or a Takeover Offer announced in implementation of the Acquisition has not become effective or been declared unconditional in all respects in accordance with the requirements of the Code (as the case may be) prior to the Long Stop Date;

iii.
the Scheme or a Takeover Offer (as the case may be) has lapsed or been withdrawn and no new, revised or replacement Scheme or Takeover Offer has been announced by Ligand UK or its affiliates in accordance with Rule 2.7 of the Code at the same time; or

iv.
a competing all cash offer is made for Vernalis at a 20 per cent. premium to the price per Vernalis Share being offered at that time by Ligand UK and Ligand UK does not increase its offer price to an equivalent amount within seven days of the date on which the competing all cash offer is announced.

Woodford Investment Management irrevocable undertaking
The irrevocable undertaking from Woodford Investment Management will only cease to be binding if:

i.	the Scheme Document is not dispatched within 28 days of this Announcement (or within such longer period as Ligand UK and Vernalis may agree with the consent of the Panel);

ii.
the Scheme or a Takeover Offer announced in implementation of the Acquisition has not become effective or been declared unconditional in all respects in accordance with the requirements of the Code (as the case may be) prior to the Long Stop Date;

iii.
the Scheme or a Takeover Offer (as the case may be) has lapsed or been withdrawn and no new, revised or replacement Scheme or Takeover Offer has been announced by Ligand UK or its affiliates in accordance with Rule 2.7 of the Code at the same time; or

iv.
a competing all cash offer is made for Vernalis at a 10 per cent. premium to the price per Vernalis Share being offered at that time by Ligand UK and Ligand UK does not increase its offer price to an equivalent amount within seven days of the date on which the competing all cash offer is announced.

Woodford Investment Management is able to sell some or all of the Vernalis Shares subject to its irrevocable undertaking in certain limited circumstances including:

i.	if required by law;

ii.	to Ligand UK; or

iii.
to any person who has entered into a similar irrevocable undertaking in favour of Ligand UK to vote, or procure a vote, in favour of the Scheme at the Court Meeting and the resolutions relating to the Acquisition at the Vernalis General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure the acceptance of such Takeover Offer).

APPENDIX 4
Definitions
The following definitions apply throughout this announcement, unless the context otherwise requires:

Acquisition
the proposed acquisition by Ligand UK of the entire issued and to be issued share capital of Vernalis, to be effected by the Scheme as described in this announcement (or by a Takeover Offer under certain circumstances described in this announcement)

ADS	American Depositary Share
AIM	the AIM market of the London Stock Exchange
AIM Rules	the AIM rules for companies published by the London Stock Exchange
Authorisations	authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions, determinations, exemptions or approvals
Board	as the context requires, the board of directors of Ligand UK or the board of directors of Vernalis and the terms Ligand Board and Vernalis Board shall be construed accordingly
Break Fee Agreement	the break fee agreement entered into between Ligand UK and Vernalis dated 9 August 2018 relating to the Acquisition
Business Day	a day on which banks are generally open for business in London (apart from Saturdays, Sundays and bank holidays)
Canaccord Genuity	Canaccord Genuity Limited of 88 Wood Street, London, EC2V 7QR
Cash Consideration	the consideration payable to Scheme Shareholders in connection with the Acquisition, being 6.2 pence per Vernalis Share
Closing Price	the closing middle market quotation of a Vernalis Share derived from the AIM appendix to the Daily Official List
CMA	the UK Competition and Markets Authority
Code	the UK City Code on Takeovers and Mergers
Companies Act 2006	the UK Companies Act 2006, as amended from time to time
Conditions	the conditions to the Acquisition as set out in Part 1 of Appendix 1 and to be set out in the Scheme Document
Confidentiality Agreement	the confidentiality agreement dated 27 April 2018 entered into between Vernalis and Ligand
Cooperation Agreement	the cooperation agreement entered into between Ligand UK and Vernalis dated 9 August 2018 relating to the Acquisition
Court	the High Court of Justice in England and Wales
Court Meeting
the meeting(s) of the Scheme Shareholders to be convened by order of the Court pursuant to section 896 of the Companies Act 2006, notice of which will be set out in the Scheme Document, for the purpose of considering, and if thought fit, approving the Scheme (with or without amendment) and any adjournment, postponement or reconvention of such meeting

CREST
the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) (the Regulations)) in respect of which Euroclear UK and Ireland Limited is the Operator (as defined in the Regulations) in accordance with which securities may be held and transferred in uncertificated form

CUSIP
the nine-character identification number assigned by the Committee on Uniform Securities Identification Procedures to each class of security approved for trading in the US to facilitate clearing and settlement

Daily Official List Dealing Disclosure	the daily official list of the London Stock Exchange has the same meaning as in Rule 8 of the Code
Deposit Agreement	the deposit agreement among Bank of New York, as depositary, Vernalis and the owners and beneficial owners of Vernalis ADSs from time to time under which the Vernalis ADSs are issued
Disclosed
information which has been fairly disclosed by or on behalf of Vernalis:
•    in the annual report and accounts of the Vernalis Group for the financial year ended 30 June 2017;

•    in Vernalis’ announcement dated 28 March 2018 of its half year results;

•    in this announcement;

•    in any other public announcement made by, or on behalf of, Vernalis in accordance with the Market Abuse Regulation, the AIM Rules or the Disclosure Guidance and Transparency Rules before the date of this announcement;

•    in writing before the date of this announcement by or on behalf of Vernalis to Ligand (or its respective officers, employees, agents or advisers in their capacity as such); or

•    in the virtual data room operated by or on behalf of Vernalis and which Ligand is able to access in relation to the Acquisition before the date of this announcement

Disclosure Guidance and Transparency Rules
the Disclosure Guidance and Transparency Rules of the FCA in its capacity as the UK Listing Authority under FSMA and contained in the UK Listing Authority’s publication of the same name (as amended from time to time)

Effective Date
•    the date on which the Scheme becomes effective in accordance with its terms; or
•    if the Acquisition is implemented by way of a Takeover Offer, the date on which the Takeover Offer has been declared or become unconditional in all respects in accordance with the Code or the date on which a Vernalis Shareholder validly accepts the Takeover Offer, whichever is later

EU or European Union	the European Union
EUMR	the EU Merger Regulation (No 139/2004)
Evercore	Evercore Partners International LLP
FCA	the United Kingdom Financial Conduct Authority
finnCap	finnCap Ltd
Forms of Proxy	either or both (as the context demands) of the form of proxy in relation to the Court Meeting and the form of proxy in relation to the Vernalis General Meeting
FSMA	Financial Services and Markets Act 2000 (as amended from time to time)
Governmental Entity IAML
any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, arbitrator or arbitrator panel, regulatory or administrative agency or commission, or other authority thereof, or any regulatory or quasi-regulatory organisation or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority

Invesco Asset Management Limited, a wholly-owned subsidiary of Invesco acting as agent for and on behalf of its discretionary managed clients

IFRS
international accounting standards and international financial reporting standards and interpretations thereof, approved or published by the International Accounting Standards Board and adopted by the European Union

ISIN	International Securities Identification Number
London Stock Exchange	London Stock Exchange plc
Long Stop Date	31 December 2018, or such later date (if any) as Ligand UK and Vernalis may agree, with the consent of the Panel, and the Court may allow
Ligand UK	Ligand Holdings UK Ltd., a company incorporated in England and Wales
Ligand Directors	the directors of Ligand UK as at the date of this announcement or, where the context so requires, the directors of Ligand UK from time to time
Ligand Group	Ligand and its subsidiaries and subsidiary undertakings from time to time
Ligand	Ligand Pharmaceuticals Incorporated, a company incorporated in Delaware
Market Abuse Regulation	the Market Abuse Regulation (2014/596/EU)
MTS	MTS Securities, LLC which is an affiliate of MTS Health Partners L.P.
NCE	new chemical entity
Nominated Adviser	nominated adviser, as such term is defined in the AIM Rules
Offer Document
should the Acquisition be implemented by means of a Takeover Offer, the document to be sent to Vernalis Shareholders and made available to Vernalis ADS Holders containing the full terms and conditions of such Takeover Offer

Offer Period	the offer period (as defined in the Code) relating to Vernalis, which commenced on 15 March 2018
Opening Position Disclosure	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the Offer if the person concerned has such a position
Panel	the UK Panel on Takeovers and Mergers
Remco	the Remuneration Committee of Vernalis
R&D	research and development
Registrar of Companies	the registrar of companies in England and Wales
Restricted Jurisdiction
any jurisdiction where local laws or regulations may result in significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Vernalis Shareholders in that jurisdiction (in accordance with Rule 30.3 of the Code)

RIS	a service approved by the London Stock Exchange for the distribution to the public of announcements and included within the list maintained on the London Stock Exchange's website
Scheme
the proposed scheme of arrangement under Part 26 of the Companies Act 2006 between Vernalis and the Vernalis Shareholders to implement the Acquisition with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Vernalis and Ligand UK

Scheme Court Hearing	the hearing of the Court to sanction the Scheme under section 899 of the Companies Act 2006
Scheme Court Order	the order of the Court sanctioning the Scheme under section 899 of the Companies Act 2006
Scheme Document
the document to be dispatched to (among others) Vernalis Shareholders and made available to Vernalis ADS Holders, containing and setting out, among other things, the full terms and conditions of the Scheme and including the particulars required by section 897 of the Companies Act 2006

Scheme Record Time	the time and date specified as such in the Scheme Document, expected to be 6.00 p.m. on the Business Day immediately before the Effective Date
Scheme Shareholders	holders of Scheme Shares
Scheme Shares
1.    the Vernalis Shares in issue at the date of the Scheme Document other than any Vernalis Shares owned by Ligand UK;

2.    any Vernalis Shares issued after the date of the Scheme Document and before the Voting Record Time; and

3.    any Vernalis Shares issued at or after the Voting Record Time and before the Scheme Record Time in respect of which the original or subsequent holder of such Vernalis Shares is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme

SEC	US Securities and Exchange Commission
Significant Interest
in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of: (i) the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act 2006) of such undertaking; or (ii) the relevant partnership interest

Takeover Offer
should the Acquisition be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act 2006, the offer to be made by or on behalf of Ligand UK to acquire the entire issued and to be issued share capital of Vernalis not already owned by Ligand UK and, where the context permits, any subsequent revision, variation, extension or renewal of such takeover offer

Third Party
each of a government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association or any other similar body or person whatsoever in any jurisdiction

Tris	Tris Pharma, Inc.
UK or United Kingdom	the United Kingdom of Great Britain and Northern Ireland
US or United States	the United States of America, its territories and possessions, any state of the United States and the District of Columbia
US Exchange Act	US Securities Exchange Act of 1934, as amended
US GAAP	generally accepted accounting principles in effect in the United States from time to time applied on a consistent basis
Vernalis or Company	Vernalis plc, a company incorporated in England and Wales with registered number 02304992
Vernalis ADS Holders	holders of Vernalis ADSs
Vernalis ADSs	ADSs, each representing two Vernalis Shares
Vernalis Directors	the directors of Vernalis as at the date of this announcement or, where the context so requires, the directors of Vernalis from time to time
Vernalis General Meeting
the general meeting of Vernalis Shareholders (including any adjournment, postponement or reconvention of it) to be convened for the purpose of considering, and if thought fit, approving the shareholder resolutions necessary to enable Vernalis to implement the Acquisition, notice of which shall be contained in the Scheme Document

Vernalis Group	Vernalis and its subsidiaries and subsidiary undertakings from time to time
Vernalis Meetings	the Court Meeting and the Vernalis General Meeting
Vernalis Shareholders	the holders of Vernalis Shares
Vernalis Shares	the ordinary shares of one pence each in the capital of Vernalis
Vernalis Share Schemes	the 2012 Value Builder Plan, the 2015 Sharesave Plan, the 2007 Bonus Long-Term Incentive Plan and the 2016 Executive Incentive Plan
Voting Record Time	6.00 p.m. on the day two days before the date of the Court Meeting or any adjournment of it (as the case may be), in each case excluding any day that is not a Business Day
Wider Ligand Group
Ligand and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which Ligand and all such undertakings (aggregating their interests) have a Significant Interest

Wider Vernalis Group Woodford Investment Management
Vernalis and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which Vernalis and all such undertakings (aggregating their interests) have a Significant Interest

Woodford Investment Management Limited

£, p, pence, Sterling or GBP	the lawful currency of the United Kingdom from time to time

For the purposes of this announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given by the Companies Act 2006.
References to an enactment include references to that enactment as amended, replaced, consolidated or re-enacted by or under any other enactment before or after the date of this announcement.
All references to time in this announcement are to London time unless otherwise stated. References to the singular include the plural and vice versa.

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